As filed with the Securities and Exchange Commission on August 28, 1996
                                                  Registration No. 33-_____

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549
                            ___________________

                                 FORM S-8
                           REGISTRATION STATEMENT
                      Under the Securities Act of 1933
                              ________________

                         VICORP RESTAURANTS, INC.

           (Exact name of registrant as specified in its charter)

   Colorado                            1330                        84-0511072

(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                           400 West 48th Avenue
                          Denver, Colorado  80216
                              (303) 296-2121

   (Address, including zip code, of registrant's principal executive offices)



                          VICORP RESTAURANTS, INC.
                        EMPLOYEE STOCK PURCHASE PLAN

                          (Full title of the Plan)
                             __________________

                           Stanley  Ereckson, Jr.
                          VICORP Restaurants, Inc.
                            400 West 48th Avenue
                          Denver, Colorado  80216
                              (303) 296-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               _____________
                                 Copy to:
                          Leslie A. Nichols, Esq.
                          Sherman & Howard L.L.C.
                      3000 First Interstate Tower North
                          633 Seventeenth Street
                          Denver, Colorado  80202
                              (303) 297-2900


                     CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum     Proposed Maximum
                                       Amount to be    Offering Price Per   Aggregate Offering   Amount of
Title of Securities to be Registered   Registered      Share                Price                Registration Fee(1)
- ------------------------------------   ------------    ------------------   ------------------   -------------------

Common Stock, par value $0.05 per      500,000 Shares  $ 13.1875            $ 6,593,750          $ 2,273.71
 share
====================================================================================================================

(1) Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low prices reported on August 27, 1996. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered and sold pursuant to the employee benefit plan described herein.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

	   Note: The document(s) containing the employee benefit plan information required by Item 1 of this Form and the statement of availability of registrant information and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities
Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all the documents included in such file.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.	  Incorporation of Documents by Reference.

     The following documents filed by VICORP Restaurants, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 1995.

        2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

       	3. The description of the Company's Common Stock contained in the registration statement filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Item 4.   Description of Securities.

     All of the securities being registered are registered under Section 12 of the Exchange Act.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 7-109-103 of the Colorado Business Corporation Act (the "Act") provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administra-tive, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is not permitted by the corporation's articles of incorporation. Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if he conducted himself in good faith and he reasonably believed, in the case of conduct in an official capacity with the corporation, his conduct was in the corporation's best interests and, in all other cases, his conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, he had no reasonable cause to believe that his conduct was unlawful. In the case of conduct respecting an employee benefit plan, conduct is not opposed to the corporation's best interests if the individual reasonably believes that it is in the interest of the participants in or beneficiaries of the plan. Notwithstanding the foregoing, a corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit.
Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Under Section 7-109-107 of the Act, unless otherwise provided in the Articles of Incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

	    The Company's Bylaws provide for indemnification of directors, officers, employees, fiduciaries and agents of the Company, to the full extent permitted under Colorado law.

        Section 7-108-402 of the Act provides, generally, that the Articles of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. The Company's Articles of Incorporation so eliminate Director's liability.

Item 7.    Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

     See Exhibit Index and Exhibits at the end of this Registration Statement.

Item 9.	   Undertakings.

     The undersigned Registrant hereby undertakes:

	    (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)	To include any prospectus required by Section 10(a)(3) of the
           Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on August 28, 1996.


                         VICORP RESTAURANTS, INC.


                  By:	 /s/ Charles R. Frederickson
                           -----------------------
                           Charles R. Frederickson
                           Chairman of the Board and Co-Chief Executive Officer



                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles R. Frederickson and J. Michael Jenkins, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                      Date
- ---------                             -----                      ----

/s/ Charles R. Frederickson    Chairman of the Board and     	  August 26, 1996
    ________________________   Co-Chief Executive Officer
    Charles R. Frederickson    (Principal Executive Officer)



/s/  J. Michael Jenkins        Director, President and       	  August 26, 1996
     __________________        Co-Chief Executive Officer
     J. Michael Jenkins	       (Principal Executive Officer)



/s/  Richard E. Sabourin       Executive Vice President/        August 26, 1996
     ___________________       Chief Financial Officer
     Richard E. Sabourin       (Principal Financial Officer and
                                Principal Accounting Officer)



     Carole Lewis Anderson
     _____________________     Director
     Carole Lewis Anderson


/s/  Bruce B. Brundage
     _________________         Director                         August 21, 1996
     Bruce B. Brundage


/s/  John C. Hoyt
     ____________              Director                         August 21, 1996
     John C. Hoyt


/s/  Robert T. Marto
     _______________           Director                         August 21, 1996
     Robert T. Marto


/s/ Dudley C. Mecum
    _______________            Director                         August 22, 1996
    Dudley C. Mecum


/s/  Dennis B. Robertson
     ___________________       Director                         August 22, 1996
     Dennis B. Robertson


/s/  Hunter Yager
     ____________              Director                         August 21, 1996
     Hunter Yager


/s/  Arthur Zankel
     _____________             Director                         August 26, 1996
     Arthur Zankel


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on August 28, 1996.


                       By:   /s/ Stanley Ereckson, Jr.
                                 ---------------------
                                 Stanley Ereckson, Jr., Plan Administrator


                             INDEX TO EXHIBITS


Exhibit No.

*4(a)        Articles of Incorporation, as amended
             (incorporated by reference to the
             Company's Annual Report on Form
             10-K for the year ended October 29, 1989)

*4(b)        By-Laws (incorporated by reference to
             the Company's Annual Report on Form
             10-K for the year ended October 29, 1989)

*4(c)        Specimen Stock Certificate
             (incorporated by reference to the
             Company's Annual Report on Form
             10-K for the year ended October 30, 1988)

5            Opinion of Stanley Ereckson, Jr.

23(a)        Consent of Independent Public Accountants

23(b)        Consent of Stanley Ereckson, Jr.
             (included in Exhibit 5)

_______________
* Incorporated by reference to documents(s) described in parentheses.




                                                     Exhibit 5


                               August 20, 1996


VICORP Restaurants, Inc.
400 West 48th Avenue
Denver, Colorado 80216

Attn: Charles R. Frederickson, Chairman of the Board and Co-Chief Executive
      Officer

Dear Mr. Frederickson:

I have acted as Counsel for VICORP Restaurants, Inc. (the "Company") in connection with the preparation, execution and filing of a Registration Statement under the Securities Act of 1933 on Form S-8 relating to the registration of 500,000 shares of VICORP Restaurants, Inc. Common Stock, $.05 par value ("Common Stock"), which may be purchased for the accounts of participants in the VICORP Restaurants, Inc. Employee Stock Purchase Plan (the "Plan").

In connection with the opinion expressed below, I have made such factual inquiries and have examined or caused to be examined such questions of law as I have considered necessary or appropriate for the purpose of such opinion. On the basis of such inquiries or examinations, it is my opinion that any newly issued shares of Common Stock purchased from the Company pursuant to the Plan, when paid for as contemplated by the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.


                                  Very truly yours,

                              /s/ Stanley Ereckson, Jr.
                                  ---------------------
                                  Stanley Ereckson, Jr.
                                  Senior Vice President/General Counsel





                                                   Exhibit 23(a)


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 12, 1995 included in the Form 10-K report of VICORP Restaurants, Inc. for the year ended October 31, 1995 and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                              -------------------
                                              ARTHUR ANDERSEN LLP


Denver, Colorado,
August 26, 1996.